As filed with the Securities and Exchange Commission on December 4, 2023

Registration No 333-265154

No. 333-263724

No. 333-155537

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENTS TO:

REGISTRATION STATEMENT ON FORM S-3 NO. 333-265154

REGISTRATION STATEMENT ON FORM S-3 NO. 333-263724

REGISTRATION STATEMENT ON FORM S-3 NO. 333-155537

UNDER

THE SECURITIES ACT OF 1933

Holly Energy Partners, L.P.

Holly Energy Finance Corp.

(Exact name of registrant as specified in its charter)

Delaware Delaware	2828 N. Harwood St., Suite 1300 Dallas, Texas 75201 (214) 871-3555	20-0833098 20-2263311
(State or other jurisdiction of incorporation or organization)	(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)	(I.R.S. Employer Identification Number)

Vaishali S. Bhatia

Executive Vice President, General Counsel and Secretary

2828 N. Harwood St., Suite 1300

Dallas, Texas 75201

(214) 871-3555

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Katherine Terrell Frank

Vinson & Elkins L.L.P.

Trammell Crow Center

2001 Ross Avenue, Suite 3900

Dallas, Texas 75201

(214) 220-7700

Approximate date of commencement of proposed sale to the public: Not applicable. Removal from registration of securities that were not sold pursuant to the above referenced registration statements.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box:  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

DEREGISTRATION OF SECURITIES

These Post-Effective Amendments (the “Post-Effective Amendments”), filed by Holly Energy Partners, L.P., a Delaware limited partnership (the “Registrant”) with the Securities and Exchange Commission (the “SEC”), relate to the following Registration Statements on Form S-3 (collectively, as of immediately prior to the filing of these Post-Effective Amendments, the “S-3 Registration Statements”) of the Registrant:

•

Shelf Registration Statement on Form S-3 (No. 333-265154), filed with the SEC on May 23, 2022, as amended by the Pre-Effective Amendment No. 1, filed with the SEC on November 7, 2022, registering various securities, including debt securities, which may be co-issued by its finance subsidiary, Holly Energy Finance Corp. (“Holly Energy Finance”) (the “May 2022 Form S-3”);

•	Shelf Registration Statement on Form S-3 (No. 333-263724), filed with the SEC on March 21, 2022; and

•

Shelf Registration Statement on Form S-3 (No. 333-155537), filed with the SEC on November 21, 2008, registering various securities, including debt securities, which may be co-issued by Holly Energy Finance (the “November 2008 Form S-3” and, together with the May 2022 Form S-3, the “Debt Registration Statements”).

Effective as of December 1, 2023, as contemplated by the Agreement and Plan of Merger, dated as of August 15, 2023, among the Registrant, HF Sinclair Corporation, a Delaware corporation (“HF Sinclair”), Navajo Pipeline Co., L.P., a Delaware limited partnership and an indirect wholly owned subsidiary of HF Sinclair (“HoldCo”), Holly Apple Holdings LLC, a Delaware limited liability company and a wholly owned subsidiary of HoldCo (“Merger Sub”), HEP Logistics Holdings, L.P., a Delaware limited partnership and the general partner of the Registrant (“HLH”), and Holly Logistic Services, L.L.C., a Delaware limited liability company and the general partner of HLH, Merger Sub merged with and into the Registrant (the “Merger”), with the Registrant surviving the Merger as an indirect, wholly owned subsidiary of HF Sinclair.

In connection with the Merger, the Registrant has terminated any and all offerings of the Registrant’s securities pursuant to existing registration statements, including the S-3 Registration Statements. In accordance with the undertakings made by the Registrant in each of the S-3 Registration Statements to remove from registration, by means of a post-effective amendment, any of the Registrant’s securities that remain unsold at the termination of each such offering, the Registrant hereby removes from registration, by means of these Post-Effective Amendments, any and all securities registered under the S-3 Registration Statements that remain unsold as of the date hereof and terminates the effectiveness of each of the S-3 Registration Statements.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has duly caused these Post-Effective Amendments to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on December 4, 2023.

HOLLY ENERGY PARTNERS, L.P.

By:	HEP Logistics Holdings, L.P., its general partner
By:	Holly Logistic Services, L.L.C., its general partner

By:	/s/ Atanas H. Atanasov
Name:	Atanas H. Atanasov
Title:	Executive Vice President and Chief Financial Officer

No other person is required to sign these Post-Effective Amendments in reliance upon Rule 478 under the Securities Act of 1933, as amended.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has duly caused these Post-Effective Amendments to the Debt Registration Statements to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on December 4, 2023.

HOLLY ENERGY FINANCE CORP.

By:	/s/ Atanas H. Atanasov
Name:	Atanas H. Atanasov
Title:	Executive Vice President and Chief Financial Officer

No other person is required to sign these Post-Effective Amendments in reliance upon Rule 478 under the Securities Act of 1933, as amended.